EXHIBIT 10.12

                          AMENDMENT OF INSTALLMENT NOTE

     THIS AMENDMENT OF INSTALLMENT NOTE (this "Amendment") is made as of February 5, 2003, by and between COLOR IMAGING, INC. ("Obligor"), a Delaware corporation, successor by merger to Color Image, Inc., a Georgia corporation, and SOUTHTRUST BANK ("Bank"), an Alabama banking corporation, successor by conversion to SouthTrust Bank, National Association, as follows:

     Recitals. Obligor is obligated to Bank under an Installment Note (the "Note") dated as of June 24, 1999, in the original principal amount of One Million Seven Hundred Fifty-Two Thousand Dollars ($1,752,000). Obligor and Bank desire to amend the interest rate and payment schedule set forth in the Note.

     NOW THEREFORE, FOR AND IN CONSIDERATION OF TEN DOLLARS ($10), the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Obligor and Bank, intending to be legally bound, agree as follows:

     1. Recitals; Definitions. The foregoing provisions and recitals are true and correct and are hereby incorporated herein by this reference as an integral part hereof. All capitalized terms utilized herein, not defined herein but defined in the Note shall have the definitions ascribed thereto in the Note.

     2. Interest Rate. The section of the Note entitled "Interest Rate" is hereby amended and restated in its entirety as follows:

     "INTEREST RATE The above-stated sum shall accrue interest as follows:

          Interest shall accrue on the above-stated sum through and including maturity (whether by acceleration, notice of prepayment or otherwise) at the per annum rate equal to the "LIBOR Rate" defined below plus 250 basis points (one hundred [100] basis points equals one percent [1%]) . "LIBOR Rate," as used herein, means a per annum rate of interest (rounded upwards, if necessary, to the nearest 1/16th of one percent) equal to the "London Interbank Offered Rate (LIBOR)" for contracts with a maturity date of thirty (30) days, as quoted in the MONEY RATES section of The Wall Street Journal as effective for contracts entered into on the first day of the applicable interest period (expressed as a decimal). The applicable LIBOR Rate shall be initially calculated on



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          the  date  hereof  and  shall  be   recalculated  by  Holder  on  each
          regularly-scheduled payment date thereafter, notwithstanding that such recalculation date is more or less than thirty (30) days from the previous calculation date. If the recalculation date falls on a date upon which Holder is not open for business, the recalculation shall occur on the next business day on which Holder is open for business."

     3. Payment Schedule. The section of the Note entitled "Payment Schedule" is hereby amended and restated in its entirety as follows:

     "PAYMENT SCHEDULE The above-stated principal sum and interest thereon shall be paid as follows:

               "Principal shall be due and payable in consecutive equal installments each in the amount of $23,716.35 beginning on the 24th day of February, 2003, and continuing on the same day of each month thereafter, through and including May 24, 2006, and in a final installment equal to the unpaid principal amount of this Note, which shall be due and payable on June 24, 2006. Accrued interest on the unpaid amount shall be due and payable in full on each date on which an installment of principal is due and payable."

     4. General Provisions.

          (a) Legal Counsel. Obligor acknowledges and agrees that legal counsel to Bank does not represent Obligor as Obligor's attorney, that Obligor has retained (or has had an opportunity to retain) counsel of its own choice and has not and will not rely upon any advice from Bank's counsel. In no event shall Obligor's reimbursement of expenses pursuant to this Amendment (even if effected by payment directly by Obligor to Bank's counsel) be deemed to establish any attorney-client relationship between Obligor and Bank's counsel.

          (b) No Waiver. The execution and delivery of this Amendment does not constitute, and shall not be construed as, a waiver by Bank of any default under any document, agreement or instrument. No delay or omission of Bank or any subsequent holder of the obligations of Obligor to Bank to exercise any right, remedy, power or privilege after the occurrence of such default shall be construed as a waiver of any such default, or acquiescence therein.

          (c) Headings. The headings of the articles, sections, paragraphs and subdivisions of this Amendment are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

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

          (d) Reaffirmation; No Novation. Obligor reaffirms and restates each and every provision of the Note, as amended by this Amendment. This Amendment shall not constitute a novation of the Note or the indebtedness evidenced thereby.

          (e) Continuing Obligation; Benefits. This Amendment, and each and every provision hereof, is a continuing obligation and shall (i) be binding upon each of the parties hereto and their respective heirs, representatives, successors and assigns, and (ii) inure to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors and assigns; provided, that Obligor may not assign all or any part of or interest in this Amendment without the prior written consent of Bank, which consent may be granted or withheld in the sole discretion of Bank.

          (f) Controlling Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

          (g) Miscellaneous. This Amendment may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Bank. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument. Any provision in this Amendment which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provisions hereof.

          (h) Loan Documents. From and after the date hereof, all references to the Note in any other agreement or instrument shall hereafter mean and refer to the Note as amended by this Amendment.

          (j) Representation and Warranty. Obligor, and the individuals executing this Amendment on behalf of Obligor, represent and warrant to Bank that (a) Obligor is in existence and in good standing under the laws of the states of Delaware and Georgia, (b) the Articles of Incorporation of Obligor have not been amended or terminated since November 1, 2001, and (c) the execution and delivery of this Amendment have been authorized by all requisite corporate action by and on behalf of Obligor.









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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed under seal as of the date first above written.


                                   COLOR IMAGING, INC., a Delaware corporation

                                        /S/ SUELING WANG
                                   By:__________________________
                                        Dr. Sue-Ling Wang,  President

                                        [CORPORATE SEAL]


                                   SOUTHTRUST BANK, an Alabama banking corporation

                                        /S/ SCOTT M. SMITH
                                   By:___________________________________
                                            Scott M. Smith,  Assistant Vice President

                                            [BANK SEAL]


The undersigned, being guarantors of Obligor's obligations under the Note, hereby consent to the execution and delivery of the foregoing Amendment and confirm that their guaranty obligations remain in full force and effect.

 KINGS BROTHERS, LLC, a Georgia limited
 liability company (SEAL)                                   /S/ SUELING WANG
                                                            _____________________________ (SEAL)
          /S/ SUELING WANG                                  Dr. Sue-Ling Wang
 By:_________________________________
      Dr. Sueling Wang,  Managing Member






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